UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

1185 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2025, AYRO, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Company’s Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Share Increase Amendment”) to increase the number of authorized shares of common stock, par value $0.0001 per share, from 200,000,000 shares to 1,200,000,000 and to make a corresponding change to the number of authorized shares of the Company’s capital stock. Following the Annual Meeting, on May 23, 2025, the Company filed the Share Increase Amendment with the Secretary of State of the State of Delaware.

For more information about the Share Increase Amendment, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2025 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Share Increase Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2025, the Company held the Annual Meeting. As of the close of business on March 21, 2025, the record date for the Annual Meeting, there were (i) 8,541,466 shares of Common Stock outstanding and entitled to an aggregate of 8,541,466 votes, (ii) 50 shares of Series H-6 Convertible Preferred Stock, par value $0.0001 per share (“Series H-6 Preferred Stock”), outstanding and entitled to an aggregate of 115 votes, and (iii) 8,333 shares of Series H-7 Convertible Preferred Stock, par value $0.0001 per share (“Series H-7 Preferred Stock”), outstanding and entitled to an aggregate of 1,104,782 votes, in each case, on the proposals described below. Holders of the Company’s Common Stock, Series H-6 Preferred Stock and Series H-7 Preferred Stock with a total aggregate voting power of 4,095,989 votes were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. Each proposal is described in detail in the Company’s Proxy Statement. All proposals were approved by the Company’s stockholders. The final voting results are as follows:

1.	Election of six directors to serve on the Company’s board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Joshua Silverman, Wayne R. Walker, George Devlin, Sebastian Giordano, Zvi Joseph, and Greg Schiffman:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua Silverman	1,941,096	119,080	2,035,813
Wayne R. Walker	1,944,195	115,981	2,035,813
George Devlin	1,944,015	116,161	2,035,813
Sebastian Giordano	1,894,388	165,788	2,035,813
Zvi Joseph	1,894,534	165,642	2,035,813
Greg Schiffman	1,883,128	177,048	2,035,813

2.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 200,000,000 shares to 1,200,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock:

For	Against	Abstain
3,130,219	955,979	9,794

3.	Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain
3,801,333	237,123	57,533

4.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by the Board in its discretion and included in a public announcement:

For	Against	Abstain
3,390,164	682,849	22,976

5.	Approval of a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the proposals presented at the Annual Meeting:

For	Against	Abstain
3,283,060	683,153	129,776

The proposals described above were acted upon by the Company’s stockholders at the Annual Meeting and received a sufficient number of votes to be approved. For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AYRO, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: May 23, 2025	By:	/s/ Joshua Silverman
Joshua Silverman
Executive Chairman